Lexaria Bioscience Receives Groundbreaking U.S. Patent Allowance for its
DehydraTECHTM Delivery of THC, NSAIDs, Nicotine and Vitamins.

Kelowna, British Columbia – October 31, 2017 – Lexaria Bioscience Corp. (OTCQB: LXRP) (CSE: LXX) (the “Company” or “Lexaria”) a drug delivery platform innovator, announces it has received a new Notice of Allowance from the United States Patent and Trademark Office (“USPTO”) for the use of its technology as a delivery platform for all cannabinoids including THC; fat soluble vitamins; non steroidal anti-inflammatory pain medications (“NSAIDs”); and nicotine.

This Notice of Allowance applies to the delivery of all active pharmacological ingredients (“APIs”) Lexaria had been seeking. While Lexaria has always had confidence in its patent applications, the rapid allowance for this broad API applicability is significantly ahead of Company expectations. As was true with the Company’s existing non-psychoactive cannabinoid patent that was granted in 2016, Lexaria expects formal patent issuance within three to four months which is expected to provide protection until at least 2035.

Under USPTO practice, there is no opposition period between allowance and issuance. The patent application number is 15/225,799, “Food and Beverage Compositions Infused With Lipophilic Active Agents and Methods of Use Thereof”.

Lexaria also continues to advance all its additional patent applications in various countries as it levers patent success in the USA. For example, one of the Company’s patent applications has recently entered the active patent investigation phase in China.

“Issuance of this broad patent will give Lexaria the ability to ramp up our technology out-licensing activities especially within the pharmaceutical sector where the expanded API capacity of our DehydraTECHTM delivery platform will be most applicable,” said John Docherty, President.

“This wide-ranging patent allowance from the USPTO exceeds our expectations” said Chief Executive Officer Chris Bunka. “This vastly expanded intellectual property protection will enable us to aggressively pursue new business opportunities in 2018 such as what could be the world’s first nicotine edibles for the smokeless tobacco industry, or enhanced products for NSAID-derived pain management, as well as in the rapidly growing cannabis market.”

Lexaria’s patented DehydraTECH™ technology is focused on improved delivery methodologies of many commonly used API substances. As such, it provides an additional layer of effectiveness that is designed to harmonize with the intellectual property of third parties. Both patented and generic API substances can utilize Lexaria’s patented technology. Lexaria’s long term strategy is to partner with the world’s leading firms as they deliver best-of-class products to their existing large consumer groups.

Lexaria is presently investigating and will continue to pursue additional technologies that could deliver value to its growing portfolio of patented technologies.

About Lexaria
Lexaria Bioscience Corp. has developed and out-licenses its disruptive delivery technology that promotes healthier ingestion methods, lower overall dosing and higher effectiveness of lipophilic active molecules. Lexaria has multiple patents pending in over 40 countries around the world and was granted its first patents in the USA and in Australia related to edible forms of cannabinoids. Lexaria’s technology provides increases in intestinal absorption rates; more rapid delivery to the bloodstream; and important taste-masking benefits, for orally administered bioactive molecules including cannabinoids, vitamins, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules.
www.lexariabioscience.com

For regular updates, connect with Lexaria on Twitter (https://twitter.com/lexariacorp) and on Facebook http://tinyurl.com/y8vzcaam

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Bioscience Corp.
Alex Blanchard, Communications Manager
(778) 796-1897
Or
NetworkNewsWire (NNW)
www.NetworkNewsWire.com
FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: that any additional patent protection will be realized or that patent achievements will deliver material results. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, scientific discovery, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance the Company will be capable of developing, marketing, licensing, or selling edible products containing nicotine or any other active ingredient. There is no assurance that any planned corporate activity, scientific research or study, business venture, technology licensing pursuit, patent application or allowance, consumer study, or any initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). Lexaria-associated products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.